                                   Exhibit 17

                               Form of Proxy Card

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                        PLEASE SIGN, DATE AND RETURN YOUR
                                PROXY CARD TODAY



                  Please detach at perforation before mailing.




VOTING INSTRUCTION      AEGON/TRANSAMERICA SERIES TRUST       VOTING INSTRUCTION
                         GREAT COMPANIES -- AMERICA(SM)
                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 18, 2006

[Insurance Company Name Drop In]

The undersigned hereby appoints the above referenced insurance company with full power of substitution, to vote and act with respect to all shares of Great Companies -- America(SM) (the "Acquired Portfolio") which the undersigned is entitled to vote at the Special Meeting of AEGON/Transamerica Series Trust shareholders to be held at the executive offices of AEGON/Transamerica Series Trust, 570 Carillon Parkway, St. Petersburg, Florida 33716, on October 18, 2006 at 2:00 p.m. (Eastern time) and at any adjournment(s) or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. This proxy card will be voted as instructed. IF NO SPECIFICATION IS MADE, THE PROXY CARD WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2.

                            VOTE VIA THE INTERNET: HTTPS://VOTE.PROXY-DIRECT.COM VOTE VIA THE TELEPHONE: 1-866-235-4258
                               999 9999 9999 999







                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                        PLEASE SIGN, DATE AND RETURN YOUR
                                PROXY CARD TODAY

                  Please detach at perforation before mailing.






THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  EXAMPLE:

1. To approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of Great Companies -- America(SM) (the "Acquired Portfolio") by Transamerica Equity (the "Acquiring Portfolio"), a series of AEGON/Transamerica Series Trust, solely in exchange for shares of the Acquiring Portfolio, followed by the complete liquidation of the Acquired Portfolio.

2. To approve an Investment Sub-Advisory Agreement between Transamerica Fund Advisors, Inc. ("TFAI") and Transamerica Investment Management, LLC ("TIM") pursuant to which TIM will be appointed as investment sub-adviser to the Acquired Portfolio.





                                                                       GRT_16729

            PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT
                       PROMPTLY IN THE ENCLOSED ENVELOPE.